EXHIBIT 99.2


                  CERTIFICATION PURSUANT TO
                   18 U.S.C. SECTION 1350,
                   AS ADOPTED PURSUANT TO
        SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Boston Edison
Company (the "Company") on Form 10-Q for the period ended
June 30, 2002 as filed with the Securities and Exchange
Commission on the date hereof (the "Report"), I, Thomas J.
May, Chairman of the Board, President and Chief Executive
Officer of the Company, certify, pursuant to 18 U.S.C.
section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge;

(1)  The Report fully complies with the requirements of
section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/  THOMAS J. MAY
Thomas J. May
Chairman of the Board, President
and Chief Executive Officer

August 14, 2002